November 9, 2017

Exhibit 99.1

	Three Months Ended December 31, 2016	Three Months Ended March 31, 2017	Three Months Ended June 30, 2017	Three Months Ended September 30, 2017	Twelve Months Ended September 30, 2017

(in millions); (unaudited)
Net Sales
Building Solutions North America	$1,942	$2,097	$2,142	$2,160	$8,341
Building Solutions EMEA/LA	875	898	896	926	3,595
Building Solutions Asia Pacific	575	562	630	677	2,444
Global Products	1,794	2,014	2,406	2,241	8,455
Total Building Technologies & Solutions	$5,186	$5,571	$6,074	$6,004	$22,835

Segment EBITA *
Building Solutions North America	$196	$255	$290	$298	$1,039
Building Solutions EMEA/LA	49	89	100	52	290
Building Solutions Asia Pacific	63	67	85	108	323
Global Products	127	242	437	373	1,179
Total Building Technologies & Solutions	$435	$653	$912	$831	$2,831

* Management evaluates the performance of the segments primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income from continuing operations before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net financing charges, significant restructuring and impairment costs, and the net mark-to-market adjustments related to pension and postretirement plans.

The Company's filing contains financial information regarding adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted segment EBITA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its business units. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.
The following is the three months ended December 31, 2016 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Building Solutions North America	Building Solutions EMEA/LA	Building Solutions Asia Pacific	Global Products	Total Building Technologies & Solutions

(in millions)
Net sales as reported	$1,942	$875	$575	$1,794	$5,186

Adjusting items:
Nonrecurring purchase accounting impacts	—	3	1	6	10

Adjusted net sales	$1,942	$878	$576	$1,800	$5,196

Segment EBITA as reported	$196	$49	$63	$127	$435
Segment EBITA margin as reported	10.1%	5.6%	11.0%	7.1%	8.4%

Adjusting items:
Transaction costs	10	2	2	3	17
Integration costs	7	2	1	4	14
Nonrecurring purchase accounting impacts	23	12	6	71	112

Adjusted segment EBITA	$236	$65	$72	$205	$578
Adjusted segment EBITA margin	12.2%	7.4%	12.5%	11.4%	11.1%

The following is the three months ended March 31, 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Building Solutions North America	Building Solutions EMEA/LA	Building Solutions Asia Pacific	Global Products	Total Building Technologies & Solutions

(in millions)
Net sales as reported	$2,097	$898	$562	$2,014	$5,571

Adjusting items:
Nonrecurring purchase accounting impacts	(23)	(7)	—	—	(30)

Adjusted net sales	$2,074	$891	$562	$2,014	$5,541

Segment EBITA as reported	$255	$89	$67	$242	$653
Segment EBITA margin as reported	12.2%	9.9%	11.9%	12.0%	11.7%

Adjusting items:
Transaction costs	1	3	—	6	10
Integration costs	7	2	2	5	16
Nonrecurring purchase accounting impacts	(34)	(15)	(2)	—	(51)

Adjusted segment EBITA	$229	$79	$67	$253	$628
Adjusted segment EBITA margin	11.0%	8.9%	11.9%	12.6%	11.3%

The following is the three months ended June 30, 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Building Solutions North America	Building Solutions EMEA/LA	Building Solutions Asia Pacific	Global Products	Total Building Technologies & Solutions

(in millions)
Net sales as reported	$2,142	$896	$630	$2,406	$6,074

Adjusting items:
Nonrecurring purchase accounting impacts	(7)	(7)	—	—	(14)

Adjusted net sales	$2,135	$889	$630	$2,406	$6,060

Segment EBITA as reported	$290	$100	$85	$437	$912
Segment EBITA margin as reported	13.5%	11.2%	13.5%	18.2%	15.0%

Adjusting items:
Transaction costs	2	—	—	4	6
Integration costs	10	—	—	4	14
Nonrecurring purchase accounting impacts	(12)	(11)	(1)	—	(24)

Adjusted segment EBITA	$290	$89	$84	$445	$908
Adjusted segment EBITA margin	13.6%	10.0%	13.3%	18.5%	15.0%

The following is the three months ended September 30, 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Building Solutions North America	Building Solutions EMEA/LA	Building Solutions Asia Pacific	Global Products	Total Building Technologies & Solutions

(in millions)
Net sales as reported	$2,160	$926	$677	$2,241	$6,004

Adjusting items:
Nonrecurring purchase accounting impacts	5	(5)	—	—	—

Adjusted net sales	$2,165	$921	$677	$2,241	$6,004

Segment EBITA as reported	$298	$52	$108	$373	$831
Segment EBITA margin as reported	13.8%	5.6%	16.0%	16.6%	13.8%

Adjusting items:
Integration costs	18	2	2	12	34
Nonrecurring purchase accounting impacts	(1)	(9)	(1)	—	(11)
Unfavorable arbitration award	—	50	—	—	50

Adjusted segment EBITA	$315	$95	$109	$385	$904
Adjusted segment EBITA margin	14.5%	10.3%	16.1%	17.2%	15.1%

The following is the twelve months ended September 30, 2017 reconciliation of net sales, segment EBITA and segment EBITA margin as reported to adjusted net sales, adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

	Building Solutions North America	Building Solutions EMEA/LA	Building Solutions Asia Pacific	Global Products	Total Building Technologies & Solutions

(in millions)
Net sales as reported	$8,341	$3,595	$2,444	$8,455	$22,835

Adjusting items:
Nonrecurring purchase accounting impacts	(25)	(16)	1	6	(34)

Adjusted net sales	$8,316	$3,579	$2,445	$8,461	$22,801

Segment EBITA as reported	$1,039	$290	$323	$1,179	$2,831
Segment EBITA margin as reported	12.5%	8.1%	13.2%	13.9%	12.4%

Adjusting items:
Transaction costs	13	5	2	13	33
Integration costs	42	6	5	25	78
Nonrecurring purchase accounting impacts	(24)	(23)	2	71	26
Unfavorable arbitration award	—	50	—	—	50

Adjusted segment EBITA	$1,070	$328	$332	$1,288	$3,018
Adjusted segment EBITA margin	12.9%	9.2%	13.6%	15.2%	13.2%